SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                 Commission Only (as permitted
[ ] Definitive Additional Materials            by Rule 14a-6(e)(2)
[ ] Soliciting Material Pursuant to section 240.14a-11(c) or Section 240.14a-12

                              NDC Automation, Inc.
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Name of Registrant as Specified in its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ( Set forth the amount on which the filing is calculated and state how it is determined):
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To be held May 10, 2001


TO ALL STOCKHOLDERS:

         The Annual Meeting of Stockholders of NDC Automation, Inc., will be held on the 10th day of May, 2001 at 10:00 a.m., Charlotte time, at the Company's executive offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211, for the following purposes, as described in the accompanying Proxy
Statement:

         (1)      To elect four (4) Directors.
         (2) To ratify the selection of McGladrey & Pullen, LLP as the independent auditors of NDC Automation, Inc. for the year 2001.
         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the meeting. The 2000 Annual Report is also enclosed.

         The Board of Directors has fixed the close of business on March 12, 2001 as the Record Date for the determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Claude Imbleau
                                            Claude Imbleau
                                            President

Dated: March 19, 2001

                       IMPORTANT - YOUR PROXY IS ENCLOSED

         You are urged to sign, date, and mail your proxy even though you may plan to attend the meeting. No postage is required if mailed in the United States. If you attend the meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be assured at the meeting, which will prevent costly follow-up delays. If your shares are held in street name by a broker/dealer, your broker will supply you with a proxy to be returned to the broker/dealer. It is important that you return the form to the broker/dealer as quickly as possible so that the broker/dealer may vote your shares. You may not vote your shares in person at the meeting unless you obtain a power of attorney or legal proxy from the broker/dealer authorizing you to vote the shares and you present this power of attorney or proxy at the meeting.

                              NDC AUTOMATION, INC.
                                 PROXY STATEMENT
GENERAL

Introduction

         This Proxy Statement and the accompanying Proxy are being mailed on or about March 19, 2001 to holders of Common Stock ("Common Stock") in connection with the solicitation of proxies for the Annual Meeting of Stockholders of NDC Automation, Inc. (hereinafter the "Company"), which will be held at 10:00 a.m. Charlotte time on May 10, 2001 at the Company's executive offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211. The enclosed proxy is furnished by the Board of Directors and the Management of the Company. Only Stockholders of record at the close of business on March 12, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the meeting. When proxies are returned by a stockholder properly signed, the shares represented will be voted by the Directors' Proxy Committee, consisting of Richard D. Schofield and E. Thomas Watson, in accordance with such stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Directors.

    Number of Shares Outstanding and Voting

         As of the close of business on the Record Date, there were 3,586,451 shares of Common Stock of the Company, $.01 par value, issued and outstanding and entitled to vote. At the meeting, holders of Common Stock shall be entitled to one vote per share on each matter coming before the meeting, for an aggregate total of 3,586,451 votes. Provided a quorum is present, Directors will be elected by a plurality vote. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy will be required to ratify all other matters. Abstentions will be counted toward the number of shares represented at the meeting. Broker non-votes will be disregarded.

    Expenses of Solicitation

         The Company will pay the costs of such solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mail, proxies may be solicited personally or by telephone by corporate officers and some employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names, or in the names of nominees, to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

    Revocation of Proxy

         Stockholders who have executed and delivered proxies pursuant to this solicitation may revoke them at any time before they are exercised by delivering a written notice to the Secretary of the Company either at the Annual Meeting or, prior to the meeting date, at the Company's offices at 3400 Latrobe Drive, Charlotte, North Carolina 28211, by executing and delivering a later dated proxy, or by attending the meeting and voting in person.

                                    * * * * *
         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

                              ELECTION OF DIRECTORS
                             (Item A on Proxy Card)

         The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR, the election of the four nominees listed on the Proxy Card, and further described in the following pages, unless otherwise instructed on the Proxy Card. If you do not wish your shares to be voted for a particular nominee, please so indicate in the space provided on the Proxy Card. Directors elected at the Meeting will hold office until the next Annual Meeting or until their successors have been elected and qualified.


                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth the names and ages of the Company's Directors and executive officers and the positions they hold with the Company.

Name                       Age    Positions with the Company
----                       ---    --------------------------

Claude Imbleau             43     President, Chief Executive Officer, Treasurer,
                                  Chief Financial Officer, Director
Richard D. Schofield (1)   64     Director (Until the Annual Meeting on May 10,
                                  2001 Mr. Schofield will be acting as temporary
                                  Chairman of the Board)
Raymond O. Gibson(1)       60     Director
E. Thomas Watson           49     Secretary of the Company, Legal Counsel


 (1) Member of Compensation and Audit Committee

    Claude Imbleau has been a director and President, CEO, of the Company since March 2, 2001, has served as Chief Operating Officer since December 15, 1999, Vice President/Finance and Administration since May 1988 and as Comptroller and Chief Accounting Officer since January 1987. During 1992 Mr. Imbleau was elected Chief Financial Officer, and in February 1993 he was elected Treasurer. Since January 1984, he has served the Company and its predecessors in various executive capacities.

    Richard D. Schofield has been a director of the Company since May 1994 and was an IBM Branch Office Manager, Greater New York Regional Manager and also Manager of Field Support for IBM World Trade, Americas/Far East prior to his retirement. He also held various other positions during his IBM career from April 1967 to April 1987.

    Raymond O. Gibson has been a director of the Company since February 1999. From 1997 to 2000 Mr. Gibson was VP Operations of Terion, Inc. a start up wireless communications company. From 1994 to 1997 Mr. Gibson was president and COO of Dinaco, Inc., a management services company that provides point-of-sale marketing products. Mr. Gibson also held various executive positions at American Express prior to 1994.

    E. Thomas Watson has served as Secretary of the Company since February 1993 and served as Assistant Secretary of the Company and its predecessors prior to that date. Mr. Watson is a partner in the law firm of Parker, Poe, Adams & Bernstein in Charlotte, North Carolina.

    Goran P. R. Netzler retired as Chairman of the Board of Directors of the Company in March 2001. He had been the Chairman since the Company's formation. Mr. Netzler has been President of Netzler & Dahlgren since its beginning and will continue to serve in that capacity. Mr. Netzler lives and works in Sweden.

    Jan H. L. Jutander had been a director of the Company since the Company's formation and Netzler & Dahlgren's Vice President/Operations since its formation. Mr. Jutander lives and works in Sweden. Mr. Jutander resigned as a director in October 2000.

New Nominee for Director Position

    D. Bruce Wise is a new nominee for director of the Company and is presently Chief Executive Officer of Integrated Technologies Group, Ltd. ("ITG"). Mr. Wise entered the material handling industry in 1978 and held various executive positions before joining ITG in 1994. Mr. Wise is the immediate past executive Chairman, Material Handling Industry, past Chairman, Material Handling Industry of America and roundtable of Industry leaders, and past Chairman, Material Handling Institute. In addition, he is on the board of the Material Handling Education Foundation, The Board of Event Planning International Corporation, and serves on the Editorial Advisory Board of Modern Materials Handling magazine.

    The Board of Directors currently consists of three members, including two independent directors, Mr. Schofield and Mr. Gibson.

     Directors are generally elected to serve for a term of one year or until their successors shall have been elected and qualified. Officers of the Company are elected by the Board of Directors to hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are elected and qualified.

Audit Committee

         The Audit Committee consists of the following members of the Company's Board of Directors: Richard D. Schofield and Raymond O. Gibson. Each of the members of the Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

Review of the Company's Audited Financial Statements for the Fiscal Year ended November 30, 2000

o The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended November 30, 2000 with the Company's management. The Audit Committee has discussed with McGladrey & Pullen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).



o The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of McGladrey & Pullen LLP with that firm.

o Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 2000 for filing with the SEC.

o        Submitted by:   Richard D. Schofield
                         Raymond O. Gibson


     The Audit Committee during 2000 was comprised of Messrs. Gibson and Schofield and Jutander. The Audit Committee met one time in fiscal year 2000. The function of the Audit Committee is to recommend the appointment of the Company's independent auditors, determine the scope of the annual audit to be made, review the conclusions of such auditors and report the findings and recommendations thereof to the Board, review with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, oversee litigation in which the Company is involved, review transactions between the Company and its officers, directors and principal stockholders, monitor the Company's practices and programs with respect to public interest issues and perform such other duties and undertake such other responsibilities as the Board from time to time may determine.

Compensation Committee

    The Compensation Committee during 2000 was comprised of Messrs. Jutander, Schofield and Gibson. The Compensation Committee held three meetings in fiscal 2000. The Compensation Committee exercises the authority of the Board of Directors with respect to reviewing and determining compensation, non-cash perquisites and all other benefits granted to the principal officers of the Company which are not available to other employees, authorizing payment of bonuses otherwise than under an employee benefit plan and establishing the guidelines of all employee stock option plans. The Company currently has no standing Nominating Committee.

    During the fiscal year 2000, there were four regular and two special meetings of the Board of Directors of the Company. During this period each director attended all of the meetings of the Board of Directors of the Company and each committee of which he was a member.

Security Ownership of Management and Others

  The following table sets forth, as of January 31, 2001, information as to the beneficial ownership of the Company's common stock by (i) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer of the Company as named in the compensation table, and (iv) all Directors and executive officers of the Company as a group.

          Name of Beneficial Owner (1)             Amount and Nature             Percentage
          ----------------------------          of Beneficial Ownership           of Class
                                                -----------------------           --------
Netzler & Dahlgen Co AB (6)(9)                          550,000                     15.3%
Gunnar K. Lofgren (2)(4)                                210,390                     5.9%
Goran P. R. Netzler (6)                                 200,640                     5.6%
Jan H. L. Jutander (6)                                  200,640                     5.6%
Richard D. Schofield (7)                                   -                          -
Raymond O Gibson (10)                                      -                          -
E. Thomas Watson (8)                                       -                          -
Claude Imbleau (3)(5)                                    29,544                       *
Arne Nilsson (6)                                        200,640                     5.6%
Anders Dahlgren (6)                                     200,640                     5.6%
All directors and executive officers
    as a group (four persons)                            29,544                       *
*  Less than one percent
(1)  Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name.
(2)  Includes 100,000 shares that are beneficially owned by M-P limited partnership of which Mr. Lofgren has full voting rights.
(3)  Includes 21,250 shares that Mr. Imbleau has the right to acquire upon the exercise of options and 5,294 shares he has placed in his children's education IRA.
(4)  The address of such person is as follows: 225 Beckham Court, Charlotte, NC
     28211.
(5)  The address of such person is as follows: 3400 Latrobe Drive, Charlotte, NC
     28211.
(6)  The address of such person is as follows: Munkekullen, SE-430 40, Saro,
     Sweden.
(7)  The address of such person is as follows: 1131 Asheford Green Ave.,
     Concord, NC 28027.
(8)  The address of such person is as follows: Three First Union Center 401
     South Tryon Street, Suite 3000 Charlotte, NC 28202.
(9)  Apogeum AB, the parent of Netzler & Dahlgren Co AB, is controlled by Dr.
     Goran P.R. Netzler, Jan H.L. Jutander, Arne Nilson and Anders Dahlgren.
(10) The address of such person is as follows: 1219 Harbor Town Circle,
     Melbourne, FL 32940.

                             EXECUTIVE COMPENSATION

Compensation For Officers

     The following table sets forth the annual and long-term compensation attributable for services rendered in the fiscal year 1998, 1999 and 2000. At November 30, 2000 Mr. Imbleau was the only executive officer of the Company whose annual compensation exceeded $100,000.

                           Summary Compensation Table
                           --------------------------

                                                                                                 Long-Term
                                                            Annual Compensation                Compensation
                                                                                                  Awards
                                                 Retirement                                     Securities
Name and                                          and 401k                   Other Annual       Underlying
Principal Position        Year    Salary(1)    contributions     Bonus       Compensation      Options/SARs
------------------------- ------ ------------- --------------- ---------- ------------------- ---------------
Claude Imbleau            2000      $110,000       $700        $      -          $ -                -
Chief Operating           1999      $100,000       $700        $ 20,000          $ -                -
Officer and CFO           1998      $100,000       $700        $  2,500          $ -                -

(1) Does not include certain prerequisites such as the use of an automobile; payment of all such items did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the annual salary.

Employment Contracts

The Company's entered into an employment contract March 1, 1999 with Mr. Claude Imbleau, the Company's Chief Financial Officer. On December 15, 1999, Mr. Imbleau was promoted to Chief Operating Officer ("COO") and on March 2, 2001 was promoted to President. The contract provides for an annual base salary of $100,000 which was increased to $110,000 when Mr. Imbleau was promoted to the COO position. The base salary is subject to cost of living adjustments and discretionary increases approved by the Board of Directors upon the recommendation of the Compensation Committee. Mr. Imbleau's contract expires on March 1, 2002 and will be renewed automatically for successive one year terms thereafter unless terminated by either party. Mr. Imbleau is also entitled to receive twelve months of base salary in the event he elects to terminate his employment following a change in control of the Company (as defined in the contract). Mr. Imbleau's contract also contains restrictive covenants pursuant to which he has agreed not to compete with the Company for business in North America during the term of his employment and for a period of one year following his termination from the Company.

Stock Options

     No stock options were granted to or exercised by any of the Company's officers during fiscal year 2000. The following table details the 1990, 1993 and 1997 Plan value of unexercised options on an aggregate basis.

       Aggregated Option/SAR Exercises under the 1990, 1993 and 1997 Plans and FY-End Option/SAR Values


                                                                              Number of
                                                                              Securities          Value of
                                                                              Underlying          Unexercised
                                                                              Unexercised         In-the-Money
                                                                              Options             Options
                                                                               (#)                 ($)(2)
                                                                              ----                -------
                                 Shares Acquired on       Value Realized      Exercisable/        Exercisable/
Name                             Exercise(#)(1)           ($)                 Unexercisable       Unexercisable
-------------------------------- ------------------------ ------------------- ------------------- -------------------
Claude Imbleau                              0                     $0            21,250/20,000           $0/$0

(1) Upon the exercise of an option, the optionee must pay the exercise price in cash.
(2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at fiscal year-end.

Compensation of Directors

     Director compensation is $5,000 annually, paid quarterly in arrears, except that the Chairman receives $7,500 annually. Directors who serve on the audit and compensation committees receive $1,500 annually to chair the committee and other participants receive $1,000 annually.

CERTAIN TRANSACTIONS

Netzler & Dahlgren

     NDC Netzler & Dahlgren Co AB ("Netzler & Dahlgren"), a Swedish-based company engaged in the manufacturing of automatic guided vehicle (AGV) controls and components, is controlled by Messrs. Netzler, Dahlgren, Jutander, Nilsson and Netzler & Dahlgren, who collectively own approximately thirty-eight percent (38%) of the Company's outstanding Common Stock at the date hereof.

         The Company has renegotiated its license agreement with Netzler & Dalgren. The new agreement, dated November 30, 2000, expands the Company's territory to sell to end-users on a worldwide basis and continues its territory to sub-license the technology in North America but on a non-exclusive basis. In addition, the note payable to Netzler & Dahlgren of approximately $450,000 has been restructured, with the interest rate lowered from 16% to 9%. Under the new agreement, Netzler & Dahlgren extended the existing Letter of Credit to NDCA's bank. As a result, the bank extended the Company's line of credit of $450,000 to April 30, 2001.

      Pursuant to the new License Agreement dated November 30, 2000, the Company receives Netzler & Dahlgren's AGV technology, hardware, software, know-how and consulting services. The License Agreement provides that the Company has the rights to commercially and technically utilize, apply and sub-license Netzler & Dahlgren's AGV system control technology and to sell its AGV system products in North America to OEMs who manufacture vehicles in North America. Netzler & Dahlgren is entitled to a ten percent royalty on fees received by the Company from its sub-licensing of AGV control technology. During the fiscal years ended November 30, 2000, 1999 and 1998, the Company incurred no royalties to Netzler & Dahlgren as no sub-licensing fees were generated. However, the Company did purchase hardware, software and consulting services from Netzler & Dahlgren in the aggregate amounts of $551,901, $844,414, and $490,656, for such fiscal years, respectively. Interest charges for the fiscal years ending November 30, 2000, 1999 and 1998 were $48,137, $70,178, and $176,499, respectively.

In 2000, 1999 and 1998, the Company received fees totaling $0, $0 and $59,250, respectively, from Netzler & Dahlgren relating to laser products sales.

The Company has entered into a contract to sell its building. Netzler & Dahlgren has a second priority (after the mortgage holder) lien on the building, and it may demand all of the sale proceeds after the debt secured by the mortgage has been paid in partial satisfaction of the Company's total indebtedness to it. Netzler & Dahlgren has indicated to the Company that Netzler & Dahlgren's financial exposure to the Company must be reduced. To do this within the timeframe required by Netzler & Dahlgren, the Company must either increase its working capital, participate in a favorable business combination or sell substantially all of its assets. There can be no assurances that the Company can continue to operate as a going concern if Netzler & Dahlgren withdraws its financial support.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16 (a) filing requirements were complied with by such persons in 2000, except as follows:

         Raymond O. Gibson - One Form 3 Initial Report Of Ownership was filed late.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (Item B on Proxy Card)

     Subject to Stockholder ratification, the Board of Directors has appointed the firm of McGladrey & Pullen, LLP, as independent public auditors for the year 2001. McGladrey & Pullen, LLP, has audited the Company's books since May 25, 1989.

     The Board recommends that Stockholders vote FOR, and the Directors' Proxy Committee intends to vote FOR ratification, unless otherwise instructed on the Proxy Card. If the Stockholders do not ratify this selection, other independent auditors will be appointed by the Board upon recommendation of the Audit Committee.

     One or more representatives of McGladrey & Pullen, LLP, will attend the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                   AUDIT FEES

     The aggregate fees billed for Audit of the Company's annual financial statements for 2000 and the reviews of the financial statements included in the Company's forms 10-Q for 2000 was $48,655.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage the principal accountant for any services of this nature.

                                 ALL OTHER FEES

     The aggregate of all other fees billed by the principal accountant was $2,585, the majority of which was for assistance in preparing tax returns. The Audit Committee considers the nature of this work to be compatible with maintaining the principal accountant's independence.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any business not described herein should properly come before the meeting, the members of the Director's Proxy Committee will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for Stockholder action at the meeting.

                              STOCKHOLDER PROPOSALS

     Should a stockholder desire to include in next year's proxy statement a proposal other than those made by the Board, such proposal must be sent to the Secretary of the Company at 3400 Latrobe Drive, Charlotte, North Carolina 28211, and must be received by November 19, 2001.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.



/s/ Claude Imbleau

Claude Imbleau
President

Appendix A

                              NDC AUTOMATION, INC.

                             AUDIT COMMITTEE CHARTER


Purpose

         This Charter has been adopted by the Board of Directors (the "Board") of NDC Automation, Inc., a Delaware corporation (the "Company"), on March 2, 2001 for the sole purpose of setting forth the roles and responsibilities of the Audit Committee (the "Committee") of the Board.

Organization and Qualification

         The Committee shall be composed of not less than two directors, all of whom shall be designated by the Board from time to time in accordance with the requirements set forth in this paragraph. Except as otherwise permitted by applicable laws, rules and regulations and approved by the Board, no director who is not considered "independent" under the NASDAQ listing standards may be a member of the Committee and any questions relating to the status of a director as being "independent" shall be resolved by the Board. Members of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.

Role of the Committee

         The Committee shall assist the Board in fulfilling its oversight responsibilities by monitoring and reviewing the corporate accounting and reporting practices of the Company.

Responsibilities of the Committee

         The Committee shall be responsible for obtaining the approval of the Board of this Charter and to review the Charter at least annually and recommend changes to it as it shall see fit. Specifically, the Committee shall:

o Recommend to the Directors the independent auditors to be selected or proposed to the stockholders to audit the financial statements of the Company and its subsidiaries; provided, however, that the Board is ultimately responsible for the engagement and evaluation of the independent auditors and the independent auditors shall be accountable to the Board and the Committee.

o Discuss with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as it may be modified or supplemented, receive, in connection with any audit by the independent auditors of the financial statements of the Company, the written disclosures and the letter from the independent auditors regarding the independent auditors' independence required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and discuss with the independent auditors the independent auditors' independence.

o Review the quarterly financial statements of the Company with management and the independent auditors prior to the issuance of a press release of such results or filing of the Form 10-QSB. The Chairman of the Committee may represent the Committee for this purpose.

o Review the annual financial statements of the Company to be filed on Annual Report Form 10-KSB with management and the independent auditors and report the results of the annual audit to the Board and confirm that the independent auditors are satisfied with the disclosure and content of the financial statements and the cooperation received from management during the course of the audit.

o Review with management and the independent auditors any significant financial reporting issues and practices including any changes in, or adoptions of, accounting principles and disclosure practices and the adequacy and effectiveness of the accounting and financial controls of the Company.

o Investigate any matter brought to the attention of the Committee within the scope of its duties.

o Provide such reports in the proxy statements of the Company as are required of the Committee by applicable law or regulation.

o Based on its reviews, discussions and other actions taken as described above, determine whether it shall recommend to the Board that the annual financial statements for any fiscal year of the Company be included in the Company's Annual Report on Form 10-KSB for such fiscal year and recommend such inclusion if the Committee shall determine to do so.

Procedures

         The Committee shall meet in accordance with an established schedule and special meetings may be called by the Chairman of the Committee or by any other member as deemed appropriate by them. The Committee shall meet (a) out of the presence of management, with the independent auditors on a regular basis, (b) with representatives of senior management quarterly and (c) with other employees of the Company as the Committee shall determine in connection with the Company's performance of its internal audit procedures. In addition, but not in lieu of any of the meetings described in the immediately preceding sentence, the Committee may take action through further meetings or through a written consent in lieu of any special meeting.

         A number of members of the Committee equal to at least a majority of the whole Committee shall constitute a quorum for the transaction of any business by the Committee, whether at a meeting or by written consent.

         The Committee shall report its activities to the full Board whenever the approval of the Board is required or when Committee members determine that a matter necessitates deliberation or inquiry by the full Board. In addition, the Board may call for a report of the Committee at any time, as determined by the Board.

         The Committee shall utilize adequate Company resources to conduct, or have conducted, such regular and special reviews and examinations as are necessary to fulfill its responsibilities. Additionally, the Committee may retain special counsel or experts when the circumstances warrant such actions, after notice to the Chairman of the Board.

Limitations on Scope

         The Committee members shall serve on the Committee from time to time, subject to the understanding on their part and the part of Company management and employees and the independent auditors that:

         o The Committee members expect the Company's management and employees and the independent auditors to cooperate with the Committee and to provide the Committee with prompt and accurate information so that the committee can discharge its duties properly.

         o To the extent permitted by law, the Committee and the members thereof shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

         o The Committee members, in agreeing to serve on the Committee, do so in reliance on, among other things, the indemnification and advancement of expenses provisions of the Company's Certificate of Incorporation and other applicable indemnification provisions in any agreement between the Company and any member of the Committee.

         o While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are true and fair or in accordance with generally accepted accounting principles as applied in the United States. These are the responsibility of the independent auditors and the Board, respectively.

         o While the Committee is encouraged to act as a link between the independent auditors, management and the Board, including as a conduit for the independent auditors and management to raise matters of importance, which may include items of dispute, and to initiate or request investigations of matters that it considers necessary or appropriate to carry out its responsibilities under this Charter, it is not the duty nor the obligation of the Committee to conduct investigations, to resolve disputes or disagreements, if any, between management and the independent auditors or to assure compliance with applicable laws and/or regulations.

Public Filing of Charter

         To the extent required by the rules and regulations of the Securities and Exchange Commission (including, without limitation, Item 7(e)(3) of Schedule 14A promulgated under the Exchange Act), this Charter shall be publicly filed as an appendix to the proxy statements of the Company with respect to Annual Meetings of the Stockholders of the Company.

Minutes

         The proceedings and decisions of the Committee shall be recorded in minutes, which shall be circulated to all members of the Committee for approval prior to their signature by the Chairman of the Committee and then circulation to the members of the Board. The Company Secretary shall be the Secretary of the Committee.

Members.
-------

         As of the date of adoption of this Charter, the members of the Committee are:

                           Richard D. Schofield
                           Raymond O. Gibson

                              NDC AUTOMATION, INC.
PROXY                         3400 Latrobe Drive
                              Charlotte, NC 28211

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Claude Imbleau, or his duly appointed substitute, as Proxy, and hereby authorizes him to represent and to vote, as designated below, all the shares of the Common Stock of NDC AUTOMATION, INC. held of record by the undersigned on March 12, 2001 at the Annual Meeting of Stockholders to be held on May 10, 2001 or any adjournment thereof.

         A.       ELECTION OF DIRECTORS

                  Nominees: Claude Imbleau, D. Bruce Wise, Richard D. Schofield, and Raymond O. Gibson (mark only one of the following lines):


                           [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

                           -----------------------------------------------------

                           [ ] VOTE WITHHELD from all nominees

         B.       SELECTION OF AUDITORS

                  To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending November 30, 2001.

                  [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

         C. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals A and B.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.


                                    Dated: ____________________________, 2001


                                    -----------------------------------------
                                                 Signature


                                    ------------------------------------------
                                           Signature if held jointly

                                    When signing as attorney, executor,
                                    administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                     Please check here if you plan to attend    [ ]

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